UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 1, 2006
U.S. Concrete, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26025 (Commission File Number)	76-0588680 (IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas (Address of Principal Executive Offices)	77042 (Zip Code)
(713) 499-6200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 1, 2006, U.S. Concrete, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Sanders Morris Harris Inc. and Davenport & Company LLC (collectively, the “Underwriters”), relating to the issuance and sale of 8,050,000 shares of the Company’s common stock (including 1,050,000 shares of the Company’s common stock that were sold pursuant to the Underwriters’ over-allotment option). The sales were registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-42860) and were made pursuant to a prospectus dated January 29, 2002, as supplemented by a prospectus supplement dated February 1, 2006. The closing of the offering of the shares, which included all the shares under the Underwriters’ over-allotment option, occurred on February 7, 2006. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Exhibit

1.1	Underwriting Agreement dated February 1, 2006 among U.S. Concrete, Inc., Citigroup Global Markets Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Sanders Morris Harris Inc. and Davenport & Company LLC

5.1	Opinion of Baker Botts L.L.P.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.
Date: February 7, 2006	By:	/s/ Robert D. Hardy
Robert D. Hardy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit

1.1	Underwriting Agreement dated February 1, 2006 among U.S. Concrete, Inc., Citigroup Global Markets Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Sanders Morris Harris Inc. and Davenport & Company LLC

5.1	Opinion of Baker Botts L.L.P.